EXHIBIT 99.1

P R E S S R E L E A S E

Vornado Releases 2021 Environmental, Social,
& Governance Report
New York City | April 11, 2022
NEW YORK…..VORNADO REALTY TRUST (NYSE: VNO) announced today that it released its 2021 Environmental, Social, & Governance (“ESG”) report.
This ESG report is Vornado's thirteenth consecutive annual report which highlights the Company's industry-leading accomplishments in sustainability and provides key metrics on the Company’s ESG priorities. Key sustainability accomplishments include:
•Advanced our commitment to locally-sourced renewable energy through the procurement of Renewable Energy Credits, sourced from hydro energy facilities located in the State of New York, which assigns zero carbon to 100% of our directly procured electricity.
•Aligned our carbon reductions and targets with the Science-Based Target Initiative, and have committed to a 64% reduction by 2030 using a 2019 base year. This will ensure our ongoing emissions reduction contributes to a 1.5-degree climate scenario, the most ambitious goal of the Paris Agreement.
•Achieved a 2.6% reduction in our overall location-based emissions, and a 37.8% drop in our market-based scope 2 emissions.
•Received multiple awards recognizing our continued industry leadership in sustainability including the NAREIT Leader in the Light Leadership Personified Award; ENERGY STAR Partner of the Year with Sustained Excellence (7th time with this distinction); and Global Real Estate Sustainability Benchmark “Green Star” Ranking (9th year in a row; ranking #2 out of 94 publicly traded companies in the Americas, with an “A” grade for our public disclosure).
•Expanded our climate scenario analysis as recommended by the Taskforce on Climate-Related Financial Disclosures and continue to enhance our disclosures according to the Sustainability Accounting Standards Board and the Global Reporting Initiative.

Our report, along with expanded information on Vornado’s ESG programs, can be found on the Company's website located at www.vno.com.
Vornado Realty Trust is a fully-integrated equity real estate investment trust.

Contact
Thomas J. Sanelli
(212) 894-7000

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2021. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it has had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, all of which are uncertain at this time but the impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.
NYSE: VNO | WWW.VNO.COM